Exhibit 23(c)






              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 17, 2000 relating to the financial statements and financial statement schedule, which appear in Entergy Arkansas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts and Legality" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


New Orleans, Louisiana
June 5, 2000